Exhibit 10.1

July 13, 2015

Manuel A. Villafaña

3405 Annapolis Lane North

Suite 200

Minneapolis, MN 55447

Re:     Letter Agreement

Dear Manny:

The purpose of this letter agreement (this “Agreement”) is to summarize certain material terms regarding your future employment with Kips Bay Medical, Inc. (the “Company”) in light of the decision by the Board of Directors of the Company (the “Board”) to seek a voluntary dissolution and liquidation of the Company (the “Dissolution”).

This Agreement is intended to amend that certain Employment Agreement effective as of July 1, 2015 between the Company and you (the “Employment Agreement”) and except as specifically set forth in this Agreement, the parties to this Agreement hereby agree that the Employment Agreement will be and remain in full force and effect. This Agreement, together with the Employment Agreement, evidences the entire agreement of the parties hereto with respect to the subject matter hereof, and all prior oral discussions and writings are merged into this Agreement and the Employment Agreement.

1.     Position. You will continue in your present full time positions of Chairman of the Board of Directors, Chief Executive Officer and President until the completion of the next meeting of stockholders of the Company, which is currently intended to take place in September 2015 (the “Stockholder Meeting”). After completion of the Stockholder Meeting, you will resign as Chairman of the Board of Directors, Chief Executive Officer and President of the Company and as a director, officer and employee of the Company effective immediately.

2.      Severance. You will not be paid any severance upon the termination of your employment with the Company.

3.      Base Salary. So long as you remain Chairman of the Board of Directors, Chief Executive Officer and President of the Company, the Company will pay you your current base salary of US $215,000 per annum until July 31, 2015 and thereafter a base salary of US $100,000 per annum until the date of the Stockholder Meeting.

4.      Benefits. So long as you remain Chairman of the Board of Directors, Chief Executive Officer and President of the Company, you and, to the extent eligible, your dependents, will remain eligible to participate in and receive benefits under welfare benefit plans, retirement plans and programs, and other programs provided by the Company to its executive employees generally, subject, however, to the applicable eligibility and other provisions of the plans and programs in effect from time to time. Notwithstanding the foregoing, you understand, acknowledge and agree that in order to save costs and expenses, the Company intends to terminate its 401(k) plan on or around August 14, 2015 and that in order to remain eligible for certain benefits, you must work a certain minimum number of hours per week.

5.     At Will Employment. Notwithstanding anything in this Agreement or the Employment Agreement to the contrary, nothing in this Agreement or the Employment Agreement constitutes a promise of continued employment of you by the Company. Your employment with the Company is and will remain “at-will,” meaning that either you or the Company may terminate the employment relationship at any time for any reason and, in light of the decision by the Board to pursue the Dissolution, without the obligation of the Company to pay you any severance.

6.     Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party hereto and delivered to the other party, it being understood that both parties hereto need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

Manny, on behalf of the Compensation Committee and the independent directors of the Company, we thank you for your long-standing dedication and service to the Company and your willingness on the terms and conditions of this Agreement to assist the Company in the wind-down of its business and operations.

Sincerely,

/s/ Robert Sheehy

Robert Sheehy

Chair of the Compensation Committee

of the Board of Directors, Kips Bay Medical, Inc.

ACCEPTANCE

By signing below, I acknowledge that I have read, understand, and accept the terms and conditions of the foregoing Agreement, which I accept as of this 20th day of July, 2015:

/s/ Manuel A. Villafaña Manuel A. Villafaña